SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Siebel Systems, Inc.
(Name of Registrant as Specified in its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2001

TO THE STOCKHOLDERS OF SIEBEL SYSTEMS, INC.:

Notice Is Hereby Given that the Annual Meeting of Stockholders of Siebel Systems, Inc., a Delaware corporation (the "Company"), will be held on June 6, 2001 at 11:00 a.m., local time, at the Marriott Hotel at 1770 South Amphlett Boulevard, San Mateo, CA 94402 for the following purposes:

  To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 800,000,000 shares to 2,000,000,000 shares.

  To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 25, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Jeffrey T. Amann
Secretary

San Mateo, California

April [___], 2001

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Siebel Systems, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 6, 2001, at 11:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Marriott Hotel at 1770 South Amphlett Boulevard, San Mateo, CA 94402. This proxy statement and accompanying proxy card were mailed on or about April [___], 2001 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Common Stock and Series A1 Preferred Stock of the Company at the close of business on April 25, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 25, 2001, the Company had outstanding and entitled to vote _________ shares of Common Stock and one share of Series A1 Preferred Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The holder of record of the Series A1 Preferred Stock on such date will be entitled to the number of votes equal to the number of exchangeable shares of Siebel Janna Arrangement, Inc. outstanding on such date (other than exchangeable shares outstanding in the name of the Company or any of its affiliates), as described below. Montreal Trust Company of Canada (the "Trustee") holds the one outstanding share of Series A1 Preferred Stock pursuant to a Voting and Exchange Trust Agreement among the Company, Siebel Janna Arrangement, Inc., a Canadian subsidiary of the Company, and the Trustee. Under that agreement, each holder of exchangeable shares issued by Siebel Janna Arrangement, Inc. (other than the Company or any of its affiliates) is entitled to (i) direct the Trustee, the holder of record of the one share of Series A1 Preferred Stock, in the voting of the exchangeable shares held by it or (ii) pursuant to a proxy granted by the Trustee, either attend and vote at the Annual Meeting or have another person attend and vote on its behalf. Holders of the exchangeable shares, other than the Company or any of its affiliates (either through, or pursuant to a proxy granted by the Trustee), will be entitled to one vote for each exchangeable share held. At the close of business on April 25, 2001, there were [___] exchangeable shares outstanding (other than exchangeable shares outstanding in the name of the Company or any of its affiliates).

The holders of record of Common Stock and the holders of exchangeable shares (acting through, or pursuant to a proxy granted by, the Trustee) will vote together as a single class on all matters to be voted upon at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker "non-votes." Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. With respect to Proposal 1, which requires a plurality vote, and Proposal 3, which requires the approval of a majority of the votes present and entitled to vote, broker "non-votes" have no effect. However, with respect to Proposal 2, which requires the approval of the majority of the votes outstanding, broker "non-votes" and shares as to which proxy authority has been withheld have the effect of a vote against Proposal 2. Because abstentions will be included in tabulations of votes cast on proposals presented to the stockholders for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposals 2 and 3.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 2207 Bridgepointe Parkway, San Mateo, CA 94404, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. Holders of exchangeable shares who wish to direct the Trustee to cast the votes attached to the Series A1 Preferred Stock on their behalf should follow carefully the instructions provided by the Trustee, which accompany this Proxy Statement.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal or director nomination for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "SEC") is [January ___], 2002. Stockholders wishing to submit a proposal or director nominations at the 2002 Annual Meeting (that may be considered at the 2002 Annual Meeting but are not to be included in such proxy statement and proxy) must do so between March 9, 2002 and April 8, 2002.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company's Amended and Restated Certificate of Incorporation and bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and has qualified.

The Board of Directors is presently composed of eight members. There are two directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company and was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2004 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

Charles R. Schwab, age 63, has served as a Director of the Company since October 1994. Since November 1997, Mr. Schwab has been the Chairman and Co-Chief Executive Officer of The Charles Schwab Corporation, a brokerage firm that he founded in 1971. From 1987 until November 1997, Mr. Schwab served as The Charles Schwab Corporation's Chairman and Chief Executive Officer. Mr. Schwab also serves as a director of The Gap, Inc. and is a member of the Board of Trustees of Stanford University. Mr. Schwab received a B.A. in Economics from Stanford University and an M.B.A. from the Graduate School of Business at Stanford University.

George T. Shaheen, age 56, has served as a Director of the Company since October 1995. From September 1999 until April 2001, Mr. Shaheen served as President and Chief Executive Officer and a member of the Board of Directors of Webvan Group, Inc. From 1989 to September 1999, Mr. Shaheen was the Managing Partner and Chief Executive Officer of Andersen Consulting (now Accenture). Mr. Shaheen was a partner of Andersen Consulting from 1977 to September 1999 and held various other positions at Andersen Consulting from 1967 to 1977. Mr. Shaheen is on the Board of Trustees at Bradley University and is a member of the Board of Advisors for the Northwestern University J.L. Kellogg Graduate School of Business. Mr. Shaheen received a B.S. in Marketing and an M.B.A. from Bradley University.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

Thomas M. Siebel, age 48, has served as Chairman and Chief Executive Officer of the Company since its inception in July 1993. From July 1993 until May 1999, Mr. Siebel also served as the Company's President. From July 1991 until December 1992, he served as Chief Executive Officer of Gain Technology, a multimedia software company which merged with Sybase in December 1992. Mr. Siebel served as President and Chief Operating Officer of Gain Technology from May 1991 to July 1991. From January 1984 until September 1990, Mr. Siebel worked at Oracle Corporation where he held a number of executive management positions including Vice President, Product Line Marketing; Group Vice President, Industry Marketing; Group Vice President and General Manager, Direct Marketing Division; and most recently, Group Vice President, Oracle USA. Mr. Siebel is a graduate of the University of Illinois at Urbana-Champaign from which he holds a B.A. in History, an M.B.A. and an M.S. in Computer Science.

James C. Gaither, age 63, has served as a Director of the Company since February 1994. Since July 2000, Mr. Gaither has been a Managing Director of Sutter Hill Ventures. From February 1994 to April 1998, Mr. Gaither served as Secretary of the Company. From 1971 to 2000, Mr. Gaither was a Partner of and currently is Senior Counsel to, the law firm Cooley Godward LLP. Prior to beginning his law practice with the firm in 1969, he served as law clerk to The Honorable Earl Warren, Chief Justice of the United States; Special Assistant to the Assistant Attorney General in the U.S. Department of Justice; and Staff Assistant to the President of the United States, Lyndon Johnson. Mr. Gaither is a former president of the Board of Trustees at Stanford University, and is a former member of the Board of Trustees of the Carnegie Endowment for International Peace and RAND. He is currently a Director at The William and Flora Hewlett Foundation and the Chairman of the Board of The James Irvine Foundation. Mr. Gaither is a director of Basic American, Inc., Blue Martini Software, Inc., nVidia Corporation, and Levi Strauss & Company. Mr. Gaither received a B.A. in Economics from Princeton University and a J.D. from Stanford University.

Marc F. Racicot, age 52, has served as a Director of the Company since April 2001. Since February 2001, Mr. Racicot has been a Partner of the law firm Bracewell & Patterson L.L.P. From 1993 until January 2001, Mr. Racicot served as the Governor of the State of Montana and from 1988 until 1993 served as its Attorney General. Prior to being elected Attorney General in 1988, Mr. Racicot was an Assistant Attorney General and Special Prosecutor for the State of Montana. Mr. Racicot began his legal career as a prosecutor in the United States Army in West Germany, eventually becoming the Chief Prosecutor for the largest U.S. military jurisdiction in Europe. While serving as an Army JAG Officer, he taught business and criminal law for the University of Maryland. Mr. Racicot serves as Chairman of the Board of Directors for Jobs for America's Graduates, Chairman of America's Promise, The Alliance for Youth, and is on the Board of Directors for the Corporation for National Service and the Mike and Maureen Mansfield Foundation, as well as the Board of Visitors for the University of Montana School of Law.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

Patricia A. House, age 46, has served as a Director of the Company since January 2001. Ms. House has been with the Company since its inception in July 1993 and has served as the Company's Vice Chairman, Co-Founder and Vice President, Strategic Planning since January 2001. From February 1996 to January 2001, she served as the Company's Executive Vice President and from July 1993 to February 1996 as Senior Vice President, Marketing. Ms. House received a B.A. in Education from Western Michigan University.

Eric E. Schmidt, Ph.D., age 46, has served as a Director of the Company since May 1996. Since April 1997, Dr. Schmidt has been the Chairman of the Board of Directors and the Chief Executive Officer of Novell, Inc., a software supplier for large networks. In connection with Novell's pending acquisition of Cambridge Technology Partners, Dr. Schmidt will remain Chairman of the Board of Directors, step down as Chief Executive Officer and become Novell's chief strategist. From 1983 to 1997, Dr. Schmidt held various positions at Sun Microsystems, Inc., including Chief Technology Officer; Corporate Executive Officer; President, Sun Technology Enterprises; Vice President, General Systems Group; and Vice President and General Manager, Software Products division. Prior to joining Sun Microsystems, Inc., Dr. Schmidt was a member of the research staff at the Computer Science Lab at Xerox Palo Alto Research Center (PARC). He also held positions at Bell Laboratories and Zilog. Dr. Schmidt also serves as Chairman of the Board of Directors of Google, Inc. and Volera, Inc., a Novell subsidiary, and as a director of Integrated Archive Systems and Tilion Inc. Dr. Schmidt received a B.S. in Electrical Engineering from Princeton University, an M.S. in Electrical Engineering and a Ph.D. in Computer Science from the University of California at Berkeley.

A. Michael Spence, Ph.D., age 57, has served as a Director of the Company since October 1995. Dr. Spence served as Professor of Management in the Graduate School of Business at Stanford University until August 2000. From 1990 until 1999, Dr. Spence served as Phillip H. Knight Professor and Dean of the Graduate School of Business at Stanford University. From 1984 to 1990, Dr. Spence served as Dean of Faculty of Arts and Sciences at Harvard University. Dr. Spence also serves as a director of Blue Martini Software, Inc., General Mills, Inc., Nike, Inc., Torstar Corporation and ITI Education Corporation. Dr. Spence received a B.A. in Philosophy from Princeton University, a B.A. and an M.A. in Mathematics from Oxford University and a Ph.D. in Economics from Harvard University.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 31, 2000, the Board of Directors held six meetings and acted by written consent three times. The Board has an Audit Committee and a Compensation Committee.

The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors and reviews and evaluates the Company's audit and control functions. In performing its duties, the Audit Committee conducts quarterly meetings with the Company's independent auditors. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). To ensure that the Audit Committee has an independent and confidential view of the Company's management and internal controls as they relate to the quality and reliability of the Company's financial statements, these meetings are conducted independent of the Company's management. The Audit Committee is composed of three non-employee directors: Mr. Gaither, Mr. Schwab and Mr. Shaheen. The Audit Committee met five times during the fiscal year ended December 31, 2000. The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's 1996 Equity Incentive Plan and 1998 Equity Incentive Plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Drs. Schmidt and Spence. The Compensation Committee held one meeting and acted by written consent thirteen times during the fiscal year ended December 31, 2000.

During the fiscal year ended December 31, 2000, all directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

Effective January 31, 2000, the SEC adopted new rules and amendments to current rules relating to the disclosure of information about companies' audit committees. In large part, the new rules are based on recommendations made by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The new rules require that, for all votes of stockholders occurring after December 15, 2000, the proxy statement must contain a report of the audit committee addressing several issues identified in the rules. In addition, the SEC recommends that audit committees adopt written charters. Any such charter must be included as an attachment to the proxy statement at least once every three years. Our Board of Directors adopted the current charter of the Audit Committee in June 2000, and it is included in this proxy statement as Appendix A.

Our Audit Committee consists of three directors, all of whom are independent directors. Consistent with Nasdaq's independent director and audit committee listing standards, as amended on December 14, 1999, a director will not be considered "independent" if, among other things, he has:

    been employed by the corporation or its affiliates in the current or past three years; accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

    an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer;

    been a partner, controlling stockholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

    been employed as an executive of another entity when any of the company's executives serve on that entity's compensation committee.

In accordance with the Audit Committee's charter, the Audit Committee assists our Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Management is responsible for our internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee has general oversight responsibilities with respect to our financial reporting and reviews the results and scope of the audit and other services provided by our independent auditors.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2000 with management and with the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other things:

    methods used to account for significant unusual transactions;

    the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

    disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

The Audit Committee has received the written disclosures and the letter from our independent auditors, KPMG LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with KPMG LLP the issue of its independence from us.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

George T. Shaheen, Chairman
James C. Gaither
Charles R. Schwab

_____________________________

1 This Section is not "soliciting materials," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934 (the "1934 Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 800,000,000 shares to 2,000,000,000 shares.

The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock or Series A1 Preferred Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

In addition to the 448,958,063 shares of Common Stock, 3,021,922 exchangeable shares and one share of Series A1 Preferred Stock outstanding at February 28, 2001, the Board has reserved 262,151,701 shares for issuance upon exercise of options and rights granted under the Company's stock option and stock purchase plans.

Although at present the Board of Directors has no other plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products.

The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could adopt a "poison pill" which would, under certain circumstances related to an acquisition of shares not approved by the Board of Directors, give certain holders the right to acquire additional shares of Common Stock at a low price, or the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that approval of proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

The Company's audited consolidated financial statements, management's discussion and analysis of financial condition and results of operations and certain supplementary financial information are incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC.

The affirmative vote of the holders of a majority of the shares of the Common Stock and the exchangeable shares, other than exchangeable shares held by the Company or any of its affiliates (voting through, or pursuant to a proxy granted by, the Trustee as the holder of record of the one outstanding share of Series A1 Preferred Stock), voting together as a single class, will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company's financial statements since the Company's inception in 1993. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Company's independent auditors is not required by the Company's bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares of the Common Stock and the exchangeable shares (voting through, or pursuant to a proxy granted by, the Trustee as the holder of record of the one outstanding share of Series A1 Preferred Stock), other than exchangeable shares held by the Company or any of its affiliates, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on this matter and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Audit Fees. During the fiscal year ended December 31, 2000, the aggregate fees billed by KPMG LLP for the audit of the Company's consolidated financial statements for such fiscal year and for the reviews of the Company's interim financial statements was approximately $825,000.

Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2000, the Company did not engage KPMG LLP for information technology consulting.

All Other Fees. During the fiscal year ended December 31, 2000, the aggregate fees billed by KPMG LLP for professional services other than audit fees were approximately $1,046,737. Other professional fees primarily consisted of services related to (i) the Company's statutory audit requirements, (ii) income tax preparation and review, (iii) assistance with the Company's mergers and acquisitions activity and (iv) SEC filings.

The Audit Committee has determined the rendering of the non-audit services by KPMG LLP is compatible with maintaining the auditors' independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company's outstanding Common Stock as of February 28, 2001 by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Common Stock; (ii) each of the Company's directors; (iii) the Company's Chief Executive Officer and each of the four most highly compensated officers for the year ended December 31, 2000; and (iv) all directors and executive officers of the Company as a group.

SHARES BENEFICIALLY OWNED (1)
PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS	NUMBER	PERCENT
Thomas M. Siebel(2) 2207 Bridgepointe Parkway San Mateo, CA 94404	70,033,257	14.8%
Patricia A. House(3)	6,873,076	1.5%
Paul Wahl(4)	829,168	*
R. David Schmaier(5)	935,749	*
Karen M. Riley(6)	461,000	*
James C. Gaither(7)	396,456	*
Eric E. Schmidt, Ph.D.(8)	1,557,556	*
Charles R. Schwab(9)	4,409,070	1.0%
George T. Shaheen(10)	2,097,880	*
A. Michael Spence, Ph.D.(11)	1,297,000	*
All directors and executive officers as a group (15 persons)(12)	91,003,287	18.7%

* Represents beneficial ownership of less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on an aggregate of 451,979,985 shares of Common Stock and exchangeable shares outstanding as of February 28, 2001.

(2) Includes 35,446,508 shares held as trustee under the Siebel Living Trust u/a/d 7/27/93, 2,349,904 shares held by Siebel Asset Management, L.P., of which Mr. Siebel is a general partner, and 1,650,000 shares held by Siebel Asset Management II, L.P., of which Mr. Siebel is a general partner. Also includes 2,576,845 shares held by the Thomas and Stacey Siebel Foundation and 6,400,000 shares held by the Siebel Charitable Remainder Annuity Trust to which Mr. Siebel disclaims beneficial ownership. Also includes 21,610,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2001.

(3) Includes 40,000 shares held by Patricia A. House Separate Property Trust UTA 1/21/00, of which Ms. House is the Trustee. Also includes 4,957,618 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2001.

(4) Includes 827,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2001.

(5) Includes 675,459 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2001.

(6) Includes 461,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2001.

(7) Includes 242,800 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2001.

(8) Includes 1,381,348 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2001.

(9) Includes 600,000 shares held by the Charles and Helen Schwab Family Foundation and 360,000 shares held by the Schwab Family Partners to which Mr. Schwab disclaims beneficial ownership. Also includes 439,600 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2001.

(10) Includes 50,280 shares held by the Shaheen Revocable Trust and 2,047,600 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2001.

(11) Includes 586,000 shares held by A. Michael Spence, Trustee or Successor Trustee under The A. Michael Spence Revocable Trust u/a/d October 26, 1996 and 380,000 shares held by the Spence Family Investments LP. Also includes 1,800 shares held by A. Michael Spence TTEE by James Graham Spence Trust, 1,800 shares held by A. Michael Spence TTEE by Cathy B. Spence Irrevocable Trust and 1,800 shares held by A. Michael Spence TTEE by Marya W. Spence Irrevocable Trust. Also includes 325,600 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2001.

(12) Includes 33,764,882 shares issuable upon exercise of options held by all executive officers and directors exercisable within 60 days of February 28, 2001. See footnotes (2) through (11).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION

DIRECTORS' COMPENSATION

The Company's directors do not currently receive any cash compensation for service on the Board or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings.

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal years ended December 31, 1998, 1999 and 2000, the compensation earned by the Company's Chief Executive Officer and the four most highly compensated executive officers during such periods whose salary and bonus for the fiscal year ended December 31, 2000 were in excess of $100,000 for services rendered in all capacities to the Company for that fiscal year (collectively, the "Named Executive Officers"):

	ANNUAL COMPENSATION			LONG-TERM COMPENSATION AWARDS
NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS($)	SECURITIES UNDERLYING OPTIONS
Thomas M. Siebel Chairman and Chief Executive Officer	2000 1999 1998	$1,000,000 500,000 200,000	$1,502,466 2,588,251 600,000	8,000,000 8,000,000 8,000,000
Patricia A. House Director, Co-Founder and Vice President	2000 1999 1998	400,000 300,000 175,000	400,000 500,000 500,000	---- 200,000 2,000,000
Paul Wahl (1) President and Chief Operating Officer	2000 1999 1998	500,000 305,128 -----	1,500,000 466,667 -----	500,000 4,000,000 -----
R. David Schmaier Executive Vice President, Products	2000 1999 1998	400,000 250,000 130,000	852,839 500,000 400,000	200,000 200,000 2,400,000
Karen M. Riley (2) Senior Vice President, Global Services	2000 1999 1998	250,000 166,667 -----	401,882 266,667 -----	20,000 1,600,000 -----

(1) Mr. Wahl joined the Company in May 1999.

(2) Ms. Riley joined the Company in May 1999.

OPTION GRANTS IN LAST FISCAL YEAR

The Company grants options to its executive officers under its 1996 Equity Incentive Plan (the "1996 Plan"). As of December 31, 2000, options to purchase a total of 95,694,566 shares were outstanding under the 1996 Plan and options to purchase 56,576,943 shares remained available for grant thereunder and options to purchase a total of 76,079,536 shares were outstanding under the 1998 Equity Incentive Plan (collectively, the "Plans") and options to purchase 32,886,319 shares remained available for grant thereunder.

The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED(#)	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN 2000(3)	EXERCISE OR BASE PRICE ($/SHARE)	EXPIRATION DATE	POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM (4)
					5%	10%
Thomas M. Siebel	4,000,000(1) 4,000,000(2)	8.63 8.63	$40.53 59.81	12/31/09 12/20/10	$101,959,541 150,463,040	$258,385,496 381,302,884
Paul Wahl	500,000(2)	1.08	59.81	12/20/10	18,807,880	47,662,860
Patricia A. House	---	---	---	---	---	---
Karen M. Riley	20,000(2)	0.04	59.81	12/20/10	752,315	1,906,514
R. David Schmaier	200,000(2)	0.43	59.81	12/20/10	7,523,152	19,065,144

(1) Options vest at a rate of 5% each quarter after January 1, 2000 and have a term of 10 years.

(2) Options vest at a rate of 5% each quarter after January 1, 2001 and have a term of 10 years.

(3) Based on an aggregate of 46,335,114 shares subject to options granted to employees pursuant to the Plans in the fiscal year ended December 31, 2000, including grants to the Named Executive Officers.

(4) The potential realizable value is calculated based on the term of the option at the time of grant (10 years). Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent the Company's prediction of its stock price performance.

AGGREGATED OPTIONS EXERCISED IN 2000 AND YEAR-END OPTION VALUES

The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 2000 and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 2000.
NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE RECEIVED (1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT DECEMBER 31, 2000 (#)		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT DECEMBER 31, 2000 (2)
			EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
Thomas M. Siebel	1,240,000	$85,880,955	19,160,000	21,600,000	$1,206,083,750	$903,325,000
Paul Wahl	348,000	19,119,469	852,000	3,300,000	49,429,313	166,350,000
Patricia A. House	--	--	4,452,379	4,147,621	289,618,076	263,298,174
Karen M. Riley	--	--	480,000	1,140,000	28,350,000	66,306,250
R. David Schmaier	702,434	46,325,591	548,506	2,412,192	34,299,645	136,413,163

(1) Based on the fair market value of the Company's Common Stock on the exercise date, minus the exercise price, multiplied by the number of shares exercised.

(2) Based on the fair market value of the Company's Common Stock as of December 31, 2000 ($67.63 per share), minus the exercise price, multiplied by the number of shares underlying the options.

EMPLOYMENT SEVERENCE AND CHANGE OF CONTROL AGREEMENTS

The Company does not have any employment, severance or change of control agreements with any Named Executive Officer.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION2

The Board of Directors of the Company (the "Board") has delegated to the Compensation Committee of the Board (the "Committee") the authority to establish and administer the Company's compensation programs. The Committee is comprised of two non-employee directors: Eric E. Schmidt and A. Michael Spence. The Committee is responsible for: (i) determining the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with stockholders' interests; (ii) administering the Company's executive compensation plans, programs and policies; (iii) monitoring corporate performance and its relationship to compensation of executive officers; and (iv) making appropriate recommendations concerning matters of executive compensation.

COMPENSATION PHILOSOPHY

The policies of the Committee with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential. To emphasize sustained performance of the Company's executive officers, the Committee has adopted policies to align executive compensation with the creation of stockholder value as measured in the equity markets. These policies are implemented using a mix of the following key elements:

1. The Company pays base salaries that are generally competitive with other leading computer software companies with which the Company competes for personnel. To ensure that its salaries are sufficient to attract and retain highly qualified executives and other key employees, the Company regularly compares its salaries with those of its competitors and sets salary parameters based on this review;

2. The Company pays cash bonuses based on the achievement of specific operating goals and high levels of performance; and

3. The Company provides significant equity-based incentives pursuant to the Company's 1996 Equity Incentive Plan, 1998 Equity Incentive Plan and Employee Stock Purchase Plan to ensure that the Company's executive officers and key employees are motivated to achieve the Company's long-term goals.

BASE SALARY

The Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other leading computer software companies with which the Company competes for personnel. Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, with the goal of maintaining salaries at or below the comparable industry median. Base salary levels are established based on an annual review of published executive salary levels at software companies with comparable revenues and on the basis of individual performance. The industry group index shown on the Company's Performance Measurement Comparison Graph includes the larger software companies included in the Company's compensation survey. Periodic increases in base salary are the result of individual contributions evaluated against established annual and long-term performance objectives and an annual salary survey of software companies with comparable revenues.

CASH BONUSES

Cash bonus awards are another component of the Company's compensation program and are designed to reward the Company's executives and other senior managers for assisting the Company in achieving its operational goals through exemplary individual performance. Bonuses, if any, are linked to both the achievement of specified individual and corporate goals as well as a review of personal performance, which is determined at the discretion of the Committee. Target bonus levels for 2000 were established based in part on an annual review of published executive total compensation levels at software companies with comparable revenues. Corporate performance goals upon which 2000 bonuses were based included: the execution of license agreements with a number of significant new customers; continuation of high customer and employee satisfaction levels; expansion of a worldwide sales and marketing infrastructure; the introduction of additional products and the improvement of the Company's existing products; completion of several strategic acquisitions; and the meeting of quarterly and annual revenue, profitability and other financial goals, including an increase in annual revenue from $813 million in 1999 to $1,795 million in 2000. In January 2001, the Committee reviewed the Company's 2000 corporate performance goals and determined that all of the goals had been achieved. Based on such achievement, the Committee awarded bonuses to most of its executive officers, which equaled or exceeded targeted bonus levels. Bonuses to executive officers ranged from 91% to 300% of 2000 base compensation paid to such executive officers.

EQUITY COMPENSATION

The 1996 Equity Incentive Plan, 1998 Equity Incentive Plan and Employee Stock Purchase Plan offered by the Company have been established to provide all employees of the Company, including executive officers, with an opportunity to share, along with the stockholders of the Company, in the long-term performance of the Company. The Committee strongly believes that a primary goal of the compensation program should be to provide key employees who have significant responsibility for the management, growth and future success of the Company with an opportunity to increase their ownership of the Company and potentially gain financially from Company stock price increases. The interests of stockholders, executives and employees should thereby be closely aligned. Executives are eligible to receive stock options at the discretion of the Committee, giving them the right to purchase shares of Common Stock of the Company in the future at a price equal to fair market value at the date of grant. All grants must be exercised according to the provisions of the Company's 1996 Equity Incentive Plan or 1998 Equity Incentive Plan, as applicable. All outstanding options held by executive officers vest over a period of not less than four years (generally five years) and expire ten years from the date of grant.

As total cash compensation for executive officers of the Company is targeted to be at or below the median for software companies with comparable revenues, the Company has used stock options as the primary incentive to attract and motivate its executive officers. The goal of the Committee is to provide equity compensation for executive officers, including the Chief Executive Officer, which equals or exceeds levels at comparable companies. Within such range, option amounts are based on salary grade within the Company and the achievement of overall Company and individual performance goals as discussed above. After considering the criteria relating to awarding stock options, the Committee determined that certain executive officers, including the Chief Executive Officer, would receive option grants in fiscal 2000. All such options vest over either a three- or five-year period. See "Option Grants in Last Fiscal Year."

Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee intends to satisfy the requirements for "performance-based compensation" with respect to compensation awarded to its named executive officers whenever possible and to the extent then practicable.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Committee uses the same procedures described above in setting the annual salary, bonus and stock option awards for Thomas M. Siebel, the Company's Chairman and Chief Executive Officer. Mr. Siebel's base salary for 2000 increased from $500,000 in 1999 to $1,000,000 in 2000. During 2000, the Company achieved all its corporate objectives. The Committee concluded that Mr. Siebel was a very significant contributor in accomplishing these objectives. Under the Company's executive compensation program, the total compensation mix for senior executives emphasizes longer-term rewards in the form of stock options. In 2000, Mr. Siebel received option grants to purchase (i) 4,000,000 shares of the Company's Common Stock at an exercise price of $40.53 per share and (ii) 4,000,000 shares of Common Stock at an exercise price of $59.81 per share. Such options vest over a five-year period from the applicable date of grant. In determining such grants, the Committee reviewed the stock option positions provided to chief executive officers of comparable software companies in connection with their employment services. These grants were intended to continue to maintain the overall competitiveness of Mr. Siebel's compensation package and strengthen the alignment of Mr. Siebel's interests with those of the stockholders during a crucial phase of the Company's development.

SUMMARY

The Committee believes that the compensation of executives by the Company is appropriate and competitive with the compensation programs provided by other leading software companies with which the Company competes for executives and employees. The Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders.

Compensation Committee

Eric E. Schmidt
A. Michael Spence

_____________________________

2 This Section is not "soliciting materials," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, the Company's Compensation Committee consists of Eric E. Schmidt and A. Michael Spence.

See "Certain Relationships and Related Transactions" for a description of transactions between the Company, members of the Compensation Committee and/or entities affiliated with members of the Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

The following graph shows the total stockholder return of an investment of $100 in cash on June 28, 1996 for (i) the Company's Common Stock, (ii) The Nasdaq Stock Market-U.S. Index (the "Nasdaq Stock Market-U.S. Index") and (iii) the Hambrecht & Quist Technology Index (the "JP Morgan H&Q Technology Index"). All values assume reinvestment of the full amount of all dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG SIEBEL SYSTEMS, INC., NASDAQ STOCK MARKET-U.S. INDEX AND JP MORGAN H&Q TECHNOLOGY INDEX

Siebel Systems, Inc.
JP Morgan H&Q Technology Index
Nasdaq Stock Market-U.S. Index
9000
8000
7000
6000
5000
4000
3000
2000
1000
0
6/28/96
Dec-96
Jun-97
Dec-97
Jun-98
Dec-98
Jun-99
Dec-99
Jun-00
Dec-00
Siebel Systems, Inc.
JP Morgan H&Q Technology Index
Nasdaq Stock Market-U.S. Index

Measurement Period (Fiscal Year Covered) (2)	Siebel Systems, Inc. (3)	JP Morgan H&Q Technology Index (4)	Nasdaq Stock Market -U.S. Index (4)
6/28/96	100.00	100.00	100.00
12/31/96	317.65	115.39	110.49
6/30/97	379.41	132.39	123.63
12/31/97	491.91	135.28	135.32
6/30/98	758.82	167.70	162.74
12/31/98	798.53	210.43	190.83
6/30/99	1,560.29	271.42	234.12
12/31/99	3,952.94	469.95	354.64
6/30/00	7,697.06	476.17	346.04
12/31/00	6,364.71	303.81	213.38

(1) This section is not "soliciting material", is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The Company's initial public offering commenced on June 28, 1996 and the Company's 2000 fiscal year ended December 31, 2000.

(3) Assumes that $100.00 was invested on June 28, 1996 in the Company's Common Stock at the initial public offering price of $1.06 per share, after giving effect to a 2-for-1 split of the Company's Common Stock in December 1996, March 1998, November 1999 and September 2000, and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(4) The Nasdaq Stock Market-U.S. Index is calculated by the Center for Research in Securities Prices. The JP Morgan H&Q Technology Index is calculated by Chase H&Q.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Thomas M. Siebel, the Company's Chairman and Chief Executive Officer, makes his aircraft available for business use by the Company for no charge. The Company operates and maintains the aircraft or contracts with third parties to perform such services. During fiscal 2000, Mr. Siebel reimbursed the Company $212,536 for the Company's operating costs related to his nominal non-Company business and personal use of the aircraft.

James C. Gaither, a director of the Company, is Senior Counsel to Cooley Godward LLP, which has provided legal services to the Company since its inception.

The Company effected a $2 million interest-bearing loan to Paul Wahl, the Company's President and Chief Operating Officer, in connection with Mr. Wahl's employment with the Company. The loan was intended to assist Mr. Wahl finance his primary residence, and was secured by the value of such residence. Mr. Wahl paid off the principal of the loan in full in February 2000, together with all interest accrued thereon.

In November 1998, Sales.com, Inc. was formed as a wholly owned subsidiary of the Company. In December 1999, Sales.com received an investment of approximately $18.1 million from outside investors and an investment of $18.4 million from the Company. Of the investment by the Company, $9 million was used by Sales.com to repay previous advances by the Company. During the year ended December 31, 2000, the Company accounted for its investment in Sales.com under the equity method of accounting and accordingly has recorded its share of Sales.com's loss in the amount of $7,481,000 during fiscal 2000. In addition, the Company made net advancements to Sales.com during the year ended December 31, 2000 of $12,362,000. On January 12, 2001, the Company reacquired all of the outstanding securities of Sales.com for total consideration of approximately $28,235,000. In connection with the acquisition, Kenneth A. Goldman (through the Goldman-Valeriotte Family Trust), our Senior Vice President, Finance and Administration and Chief Financial Officer; Patricia A. House, our Vice-Chairman, Co-Founder and Vice President, Strategic Planning; and R. David Schmaier, our Executive Vice President, Products received 6,759, 1,388 and 1,302 shares of the Company's Common Stock, respectively, in exchange for all their outstanding Sales.com capital stock at the time of the merger. The value of these shares at the time of the exchange equaled the purchase price of their respective Sales.com shares. In addition, prior to the acquisition, Thomas M. Siebel and Patricia A. House served as directors of Sales.com.

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's bylaws.

The Company believes that the foregoing transactions were on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Jeffrey T. Amann
Secretary

April [___], 2001

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Investor Relations: 2207 Bridgepointe Parkway, San Mateo, California 94404.

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SIEBEL SYSTEMS, INC.

Siebel Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the corporation is Siebel Systems, Inc. The corporation was originally incorporated under the name Siebel Acquisition Corporation.

SECOND: The date on which the Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware was May 9, 1996. An Amended and Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on July 9, 1996. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 2, 1996. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 27, 1998. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 23, 1999. A Certificate of Designation of Series A1 Preferred Stock was filed with the Secretary of State of the State of Delaware on November 13, 2000.

THIRD: The Board of Directors of the corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Amended and Restated Certificate of Incorporation of the corporation by deleting the first paragraph of Article IV and substituting therefor a new first paragraph of Article IV in the following form:

"This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is two billion two million (2,002,000,000) shares. Two billion (2,000,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Two million (2,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."

FOURTH: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the corporation for their approval and was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

In Witness Whereof, Siebel Systems, Inc. has caused this Certificate of Amendment to be signed by its Senior Vice President, Finance and Administration and Chief Financial Officer and attested to by its Secretary this _____ day of ________, 2001.

SIEBEL SYSTEMS, INC.

Kenneth A. Goldman
Senior Vice President, Finance and Administration and Chief Financial Officer

ATTEST:

Jeffrey T. Amann
Vice President, Legal Affairs and Secretary

APPENDIX A

SIEBEL SYSTEMS, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose:

The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Siebel Systems, Inc., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide the Board with the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board's attention. The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee and the independent auditors, the Company's financial management and internal auditors.

Composition:

The Committee shall be comprised of a minimum of three (3) members of the Board. The members of the Committee shall meet the independence and experience requirements of The Nasdaq Stock Market, Inc. The members of the Committee and its Chairperson will be appointed by and serve at the discretion of the Board.

Functions and Authority:

The operation of the Committee shall be subject to the provisions of the Bylaws of the Company, as in effect from time to time, and to Section 141 of the Delaware General Corporation Law. The Committee shall have the full power and authority to carry out the following responsibilities:

1. To review and reassess the adequacy of this Charter annually.

2. To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Committee and the Board.

3. To evaluate the performance of the independent auditor and, if so determined by the Committee, recommend that the Board replace the independent auditor.

4. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

5. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

6. To review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements or other disclosures.

7. To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner.

8. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

9. To review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

10. To review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

11. Receive written reports from the independent auditors regarding the auditors' independence (including ensuring receipt from the auditor of a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1), discuss such reports with the auditors, and if so determined by the Committee, recommend that the Board take appropriate action to insure the independence of the auditors.

12. To consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect.

13. To investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.

14. To prepare any report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

15. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's code of conduct.

Meetings:

The Committee will hold such regular or special meetings as its members or the Chairperson shall deem necessary or appropriate. The Chief Executive Officer and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairperson. The Committee will also meet at least annually with the Chief Financial Officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

Minutes and Reports:

Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

SIEBEL SYSTEMS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2001

The undersigned hereby appoints Thomas M. Siebel and Kenneth A. Goldman and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Siebel Systems, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Siebel Systems, Inc. to be held at the Marriott Hotel at 1770 South Amphlett Boulevard, San Mateo, CA 94402 on Wednesday, June 6, 2001 at 11:00 a.m., local time, (and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR
ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE
SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on other side)

FOLD AND DETACH HERE

Please mark ☒
your vote
as indicated

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1: To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

☐ FOR all nominees listed below (except as marked to the contrary below) ☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

NOMINEES: Charles R. Schwab and George T. Shaheen

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE WRITE SUCH NOMINEE'S NAME BELOW:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 800,000,000 shares to 2,000,000,000 shares.

☐ FOR ☐ AGAINST ☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3: To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(Continued and to be signed on other side)

DATED ______________, 2001 ______________________________________________

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

VOTING INSTRUCTION CARD

DIRECTION GIVEN BY REGISTERED HOLDERS OF
EXCHANGEABLE SHARES OF SIEBEL JANNA ARRANGEMENT, INC.
FOR THE JUNE 6, 2001 ANNUAL MEETING OF
STOCKHOLDERS OF SIEBEL SYSTEMS, INC.

The undersigned, having read the Notice of Annual Meeting of Stockholders (the "Annual Meeting") of Siebel Systems, Inc., a Delaware corporation (the "Company"), to be held at the Company's principal executive offices located at the Marriott Hotel at 1770 South Amphlett Boulevard, San Mateo, CA 94402, on Wednesday, June 6, 2001, at 11:00 a.m., local time, the Proxy Statement dated April [___], 2001 and the accompanying Notice to Holders of Exchangeable Shares of Siebel Janna Arrangement, Inc., receipt of each is hereby acknowledged, does hereby instruct and direct Montreal Trust Company of Canada (the "Trustee") pursuant to the provisions of the Voting and Exchange Trust Agreement (the "Trust Agreement") dated as of November 14, 2000, among the Company, Siebel Janna Arrangement, Inc. and the Trustee, as follows:

(PLEASE NOTE: IF NO DIRECTION IS MADE AND YOU SIGN BELOW, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO VOTE IN ITS DISCRETION.)

(Please select one of A, B or C)

A. ☐ Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of the Company or otherwise, the undersigned's voting rights at the Annual Meeting, or any postponement or adjournment thereof, as follows:

(Please complete the following only if you have selected Alternative A)

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1: To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

☐ FOR all nominees listed below (except as marked to the contrary below) ☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

NOMINEES: Charles R. Schwab and George T. Shaheen

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE WRITE SUCH NOMINEE'S NAME BELOW:

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 800,000,000 shares to 2,000,000,000 shares.

☐ FOR ☐ AGAINST ☐ ABSTAIN

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3. To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(If you have selected Alternative A, please go directly to the signature line on this page.)

B. ☐ Deliver a proxy card to the undersigned at the Annual Meeting with respect to all the exchangeable shares of Siebel Janna Arrangement, Inc. held by the undersigned on the record date for the Annual Meeting so that the undersigned may exercise personally the undersigned's voting rights at the Annual Meeting or any postponement or adjournment thereof.

(If you have selected Alternative B, please go directly to the signature line on this page.)

C. ☐ Deliver at the Annual Meeting a proxy card to ___________________________ to attend and act for and on behalf of the undersigned at the Annual Meeting with respect to all the exchangeable shares of Siebel Janna Arrangement, Inc. held by the undersigned on the record date for the Annual Meeting with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the undersigned's voting rights at the Annual Meeting or any postponement or adjournment thereof.

Executed on this _____ day of _____________, 2001.

Signature:

Print Name:

Signature:

Print Name:

NOTES:

(1) A stockholder has the right to appoint a person to represent him or her at the Annual Meeting by inserting in the space provided the name of the person the stockholder wishes to appoint. Such person need not be a stockholder.

(2) To be valid, this Voting Instruction Card must be signed and deposited with Montreal Trust Company of Canada c/o Computershare Trust Company of Canada, Corporate Trust Services, Attention: Manager of Client Services, 100 University Avenue, 11th Floor, Toronto, Ontario, MFJ 2Y1 in the enclosed return envelope (postage prepaid if mailed in Canada) prior to 5:00 p.m., Toronto time, on June 4, 2001 or, if the Annual Meeting is adjourned, 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Annual Meeting.

(3) If an individual, please sign exactly as your exchangeable shares are registered.

If the stockholder is a corporation, this Voting Instruction Card must be executed by a duly authorized officer or attorney of the stockholder and, if the corporation has a corporate seal, its corporate seal should be affixed.

If exchangeable shares are registered in the name of an executor, administrator or trustee, please sign exactly as the exchangeable shares are registered. If the exchangeable shares are registered in the name of the deceased or other stockholder, the stockholder's name must be printed in the space provided. This Voting Instruction Card must be signed by the legal representative with his or her name printed below his or her signature and evidence of authority to sign on behalf of the stockholder must be attached to this Voting Instruction Card.

In many cases, exchangeable shares beneficially owned by a holder (a "Non-Registered Holder") are registered in the name of a securities dealer or broker or other intermediary, or a clearing agency. Non-Registered Holders should, in particular, review the section entitled "Non-Registered Holders" in the accompanying Notice to Exchangeable Stockholders and carefully follow the instructions of their intermediaries.

(4) If a share is held by two or more persons, each should sign this Voting Instruction Card.

(5) If this Voting Instruction Card is not dated in the space provided, it is deemed to bear the date on which it is mailed to the stockholder.

Notice to Holders of Exchangeable Shares

Our records show that you own exchangeable shares of Siebel Janna Arrangement, Inc., an Ontario corporation. The exchangeable shares provide you with economic and voting rights which are, as nearly as practicable, equivalent to those of holders of shares of Common Stock of Siebel Systems, Inc., a Delaware corporation (the "Company"), the U.S. parent of Siebel Janna Arrangement, Inc., including the right to attend and vote at meetings of the common stockholders of the Company. The Company will be holding its Annual Meeting of Stockholders (the "Annual Meeting") on June 6, 2001 to: (1) elect two directors to hold office until the 2004 Annual Meeting of Stockholders; (2) approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 800,000,000 shares to 2,000,000,000 shares; and (3) ratify the selection of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001.

At such Annual Meeting you will have voting rights, as described below, equal to the number of exchangeable shares you hold. You are permitted to instruct Montreal Trust Company of Canada, the Trustee under the Voting and Exchange Trust Agreement among the Company, Siebel Janna Arrangement, Inc. and the Trustee, as to how the Trustee is to vote your exchangeable shares at the Annual Meeting. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your exchangeable shares. Alternatively, you may instruct the Trustee to give you or a person designated by you a proxy to exercise personally the voting rights attached to your exchangeable shares. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed Voting Instruction Card to the Trustee by 5:00 p.m., Toronto time, on June 4, 2001 or if the Annual Meeting is adjourned, 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Annual Meeting. A return envelope (which is postage prepaid if mailed in Canada) is enclosed for that purpose. Whether or not you plan to attend, please sign, date and return the Voting Instruction Card in the envelope provided to ensure that your exchangeable shares will be represented at the Annual Meeting.

You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated Voting Instruction Card. No notice of revocation or later-dated Voting Instruction Card, however, will be effective unless received by the Trustee prior to 5:00 p.m., Toronto time, on June 4, 2001 or if the Annual Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjourned Annual Meeting.

Non-Registered Holders

Only registered holders of exchangeable shares of Siebel Janna Arrangement, Inc. are permitted to instruct the Trustee as to how to vote their exchangeable shares at the Annual Meeting or to attend and vote at the Annual Meeting in person or by proxy as described above. You may be a beneficial owner of exchangeable shares (a "Non-Registered Holder") if your exchangeable shares are registered either:

(1) in the name of an intermediary (an "Intermediary") with whom you deal with in respect of the exchangeable shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered Registered Retirement Savings Plans (RRSPs), Registered Retirement Income Funds (RRIFs), Registered Education Savings Plans (RESPs) and similar plans; or

(2) in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant.

The Company has distributed copies of the Notice of Meeting, the Proxy Statement dated April [___], 2001 and the Notice to Exchangeable Stockholders (collectively, the "Meeting Materials") to Intermediaries who are required to forward these Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. If you are a Non-Registered Holder who has not waived the right to receive Meeting Materials you will be given either:

(1) a Voting Instruction Card which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of exchangeable shares beneficially owned by you but which is otherwise uncompleted. This Voting Instruction Card need not be signed by you. In this case, if you wish to direct the voting of the exchangeable shares held by you or attend and vote at the Annual Meeting (or have another person attend and vote on your behalf) you should properly complete the Voting Instruction Card and deposit it with Montreal Trust Company of Canada c/o Computershare Trust Company of Canada, Corporate Trust Services, Attention: Manager of Client Services, 100 University Avenue, 11th Floor, Toronto, Ontario, MFJ 2Y1 prior to 5:00 p.m., Toronto time, on June 4, 2001 or if the Annual Meeting is adjourned, 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Annual Meeting; or

(2) a voting instruction form which must be completed and signed by you in accordance with the directions on the voting instruction form (which may in some cases permit the completion of the voting instruction form by telephone).

The purpose of these procedures is to permit you, as a Non-Registered Holder, to direct the voting of the exchangeable shares you beneficially own or to attend and vote at the Annual Meeting, in person or by proxy. Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies.

A Non-Registered Holder may revoke a Voting Instruction Card or a voting instruction form given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a Voting Instruction Card or a voting instruction form that is not received by the Intermediary at least seven calendar days prior to the Annual Meeting.

Information relating to the Company

Exchangeable shares are exchangeable on a one-for-one basis for shares of Common Stock of the Company and, among other things, you, as a holder of exchangeable shares, are entitled to receive dividends from Siebel Janna Arrangement, Inc. payable at the same time as and equivalent to, on a per-share basis, any dividends paid by the Company to holders of its shares of Common Stock. As a result of the economic and voting equivalency between the exchangeable shares and shares of Common Stock of the Company, you, as a holder of exchangeable shares, will have a participating interest determined by reference to the Company and not Siebel Janna Arrangement, Inc. (i.e., the value of exchangeable shares is dependent on the assets and operations of the Company and not Siebel Janna Arrangement, Inc.). Accordingly, it is information relating to the Company that is relevant to you, and enclosed in this package is the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on June 6, 2001, which you should read carefully.

San Mateo, California

April [___], 2001